Exhibit 10.2

EXECUTION VERSION

SEPARATION AGREEMENT AND GENERAL RELEASE
Perrigo Management Company (the “Company”) and Uwe Roehrhoff (“Employee”) agree that this Separation Agreement and General Release (“Agreement”) sets forth their complete agreement and understanding regarding the termination of Employee’s employment with Company. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Employment Agreement by and between the Company and Employee, dated as of May 7, 2018 (the “Employment Agreement”)
1.Date of Termination. Employee’s employment with the Company terminated effective October 8, 2018 (the “Date of Termination”). The Company will provide Employee with the Accrued Obligations, as described in Section 5(a)(i) of the Employment Agreement less, in each case all applicable withholdings. In addition, the Company will pay Employee all tax equalization, tax gross up and professional accounting firm fees, if any, to which Employee is entitled under Section 3(f) of Employee’s Employment Agreement with Perrigo Pharma International DAC effective January 15, 2018 (the “Irish Employment Agreement”), which amounts shall be paid in accordance with Section 3(f) of the Irish Employment Agreement.
2.Severance Benefits. Subject to the terms and conditions of this Agreement, the execution of the General Release of Claims attached hereto as Exhibit A (the “Release”) and the period during which it may be revoked having expired within 50 days following the Date of Termination, and Employee’s continued compliance with restrictive covenants in the Employment Agreement referred to in Paragraph 5(a) hereof, the Company will provide Employee with the following amounts, which are set forth in Section 5(a) of the Employment Agreement (together, the “Severance Benefits”):
(a)    an amount equal to $3,375,000 (the sum of 1.5 multiplied by Employee’s current Annual Base Salary ($1,000,000), plus Employee’s Target Annual Bonus ($1,250,000)), less applicable withholdings, payable in one lump sum cash payment on the Company’s first regular payroll day following the Release Effective Date;
(b)    a prorated portion of Employee’s Annual Bonus for the current fiscal year, determined as set forth in the Employment Agreement based upon actual levels of performance for the current fiscal year), less applicable withholdings, payable in one lump sum cash payment on the date upon which the Company otherwise pays annual bonuses earned during the current fiscal year to other senior executives of the Company;
(c)    subject to Employee’s timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) continued COBRA coverage for Employee and and/or his eligible dependents at a level equivalent to that which they were receiving immediately prior to the Date of Termination, with the Company paying all premiums associated with such coverage based on the Prevailing COBRA Rate, for the duration of the Continuation Period, subject to Sections 5(a)(v)(A) and (B) of the Employment Agreement;
(d)    six monthly payments payable on the first day of each of the first six months following the Continuation Period, each in an amount equal to the Prevailing COBRA Rate for the coverage Employee and his eligible covered dependents which was in effect immediately prior to the expiration of the Continuation

Period; provided that in no event shall any such payments be made following the date upon which Employee is eligible to receive health care benefits under a plan or program of another employer;
(e)    accelerated vesting of 2,092 of the Sign-On RSUs (which amount is equal to the product of the total number of shares of Perrigo Company plc common stock subject to the Sign-On RSUs (5,721), multiplied by a fraction, the numerator of which is the number of days (267) for which Employee has been actively employed by the Company (or Perrigo Pharma International DAC, as applicable), and the denominator of which is 730;
(f)    the grant on March 8, 2018 of a nonqualified stock option to purchase 72,149 ordinary shares (the “Option”) shall remain outstanding until November 7, 2020 with respect to 48,100 shares and continue to vest pursuant to the vesting schedules as in effect on the Date of Termination (i.e., the option shall vest with respect to 24,050 shares on each of March 8, 2019 and March 8, 2020, and once vested may be exercised on or before November 7, 2020). For the avoidance of doubt, the Option shall terminate as of the Termination Date with respect to the 24,049 shares that were scheduled to vest on March 8, 2021 and the two restricted stock unit awards made on March 8, 2018 in respect of 32,237 shares and 14,895 shares shall terminate as of the Termination Date;
(g)    if applicable, reimbursement by the Company for any loss on the sale of his residence in the Allegan Michigan Area in an amount equal to the excess (if any) of Employee’s purchase price for such residence over the greater of (x) the Appraised Value, and (y) the actual sale price of such residence; provided that the sale of such residence must occur within 18 months following the Date of Termination, unless such period is extended by mutual agreement of Employee and the Company; and
(h)    to the extent not already paid or provided, or otherwise addressed above, the Company shall timely pay or provide the Other Benefits.
3.No Other Compensation or Benefits Owing. Employee acknowledges that, except as expressly provided in this Agreement, Employee will not receive any additional compensation, severance, or benefits from the Company after the Date of Termination. Employee further represents and affirms that Employee has been paid and/or received all leave (paid or unpaid), vacation pay, compensation, wages, bonuses, commissions, and/or benefits to which Employee may be entitled and that no other leave (paid or unpaid), vacation pay, compensation, wages, bonuses, commissions and/or benefits are due to Employee, except as provided for in this Agreement. Employee also acknowledges that Employee has reported to the Company any and all work-related injuries and unreimbursed expenses, if any, incurred during Employee’s employment.
4.Release. In consideration of the payments described above, and the other consideration being offered hereunder, the sufficiency and receipt of which Employee hereby acknowledges, Employee agrees to execute the Release, attached hereto as Exhibit A.

5.Acknowledgements
(a)    Restrictive Covenants. Employee hereby acknowledges that he will continue to be bound by the terms and conditions of the restrictive covenants of nondisclosure of confidential information, invention and patent assignment, non-solicitation, and non-disparagement provided in Sections 7(a), 7(b), 7(d), 7(e) and 7(f) of the Employment Agreement, each of which shall survive the termination of Employee’s employment and shall be subject to the provisions of Section 7(h) of the Employment Agreement.
(b)    Cooperation. Employee hereby acknowledges his agreement to cooperate with the Company pursuant to Section 11(d) of the Employment Agreement.
6.Return of Company Property. Employee represents and warrants that Employee has returned to the Company all of its property in Employee’s possession, custody or control, including but not limited to all keys, access cards, computer equipment and hardware (including but not limited to any laptop computers and personal data assistants and the contents thereof, as well as any passwords or codes needed to operate any such equipment or hardware), computer software and programs, data, materials, papers, books, files, documents, records, and policies. Employee agrees not to keep any originals or copies of any such property or information in any form, and not to disclose their contents to anyone not affiliated with the Company.
7.Confidentiality of Agreement. Except as may be specifically required by law, Employee will not in any manner disclose or communicate any part of this Agreement to any other person except Employee’s current spouse (if any), Employee’s accountant or tax/financial advisor to the limited extent needed for that person to prepare Employee’s tax returns, or Employee’s attorney. Before any such authorized disclosure, Employee will inform each such person to whom disclosure is to be made that every term of this Agreement is confidential and obtain such person’s agreement to maintain the confidentiality of the entire Agreement. Employee affirms that Employee has not done anything before signing this Agreement that would violate this Paragraph.
8.Legal Fees. The Company will pay Employee’s legal counsel directly, upon presentation of customary invoices, for the fees and expenses incurred by Employee in connection with the preparation and negotiation of this Agreement and the Exhibits hereto, up to a maximum of $25,000.
9.Miscellaneous.
(a)    Successors. This Agreement shall be binding upon, enforceable by and inure to the benefit of Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees, and the Company and any successor(s) to all or substantially all of the business and/or assets of the Company.
(b)    Severability. The provisions of this Agreement shall be severable such that the invalidity of any provision shall not affect the validity of other provisions; provided, however, that if a court or other binding authority holds that any portion of this Agreement or the Release is illegal, void or unenforceable, Employee agrees to promptly execute a release and agreement that is legal and enforceable.

(c)    Waiver. No claim or right arising out of a breach or default under this Agreement can be discharged by a waiver of that claim or right unless the waiver is in writing signed by the party hereto to be bound by such waiver. A waiver by either party hereto of a breach or default by the other party of any provision of this Agreement shall not be deemed a waiver of future compliance therewith and such provision shall remain in full force and effect.
(d)    Non-admission/Inadmissibility. This Agreement does not constitute an admission that the Company took any wrongful, unlawful, or harmful action, and the Company specifically denies any wrongdoing. This Agreement is offered solely to resolve fully all matters related to Employee’s employment with and termination from the Company. This Agreement shall not be used as evidence in any proceeding, except one alleging a breach of this Agreement.
(e)    Choice of Law and Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with Michigan law, without regard to its principles of conflicts of laws. Employee and the Company hereby irrevocably submit to the exclusive jurisdiction of the appropriate federal or state court located in the State of Michigan. Employee agrees and consents to the personal jurisdiction and venue of the federal or state courts of Michigan for resolution of any disputes or litigation arising under or in connection with this Agreement or any challenge to this Agreement and waives any objections or defenses to personal jurisdiction or venue in any such proceeding before any such court.
(f)    Counterpart Execution. This Agreement may be executed in counterparts and such counterparts when taken together shall constitute one agreement. Facsimile, electronic (Adobe, Acrobat, etc.) and other copies or duplicates of this Agreement are valid and enforceable as originals.
10.Entire Agreement. This Agreement represents the entire agreement and understanding concerning Employee’s separation from the Company. In deciding to sign this Agreement, Employee has not relied on any express or implied promise, statement, or representation by the Company, whether oral or written, except as set forth herein. Any amendment to this Agreement shall be made in writing and signed by the parties hereto. This Agreement supersedes and replaces any and all prior agreements, understandings, discussions, negotiations, or proposals concerning the matters set forth herein; provided, however, that this Agreement shall not negate or render unenforceable any of the provisions in the Employment Agreement which survive Employee’s termination of employment pursuant to their terms.
IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of the date written below.

EMPLOYEE		PERRIGO MANAGEMENT COMPANY

/s/ Uwe Roehrhoff			/s/ Todd Kingma
Employee Signature		By:	Todd Kingma

UWE ROEHRHOFF		Title:	EVP, General Counsel and Secretary

Date:	10/9/2018	Date:	10/10/2018

EXHIBIT A

GENERAL RELEASE OF CLAIMS
YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS RELEASE

THIS GENERAL RELEASE OF CLAIMS (this “Release”) is executed by Uwe Roehrhoff (“Executive”) as of the date set forth on the signature page hereto.
1.    General Release and Waiver of Claims.
(a)    Release. In consideration of the payments and benefits afforded under the employment agreement, dated as of May 7, 2018, by and between Perrigo Management Company, a Michigan corporation (the “Company”) and Executive (the “Employment Agreement”), and after consultation with counsel, Executive and each of Executive’s respective heirs, executors, administrators, representatives, agents, successors and assigns (collectively, the “Releasors”) hereby irrevocably and unconditionally release and forever discharge the Company and its subsidiaries and affiliates (including, but not limited to “Pharma” and “Parent” (as such terms are defined in the Employment Agreement) and each of their respective officers, employees, directors and agents (“Releasees”) from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, “Claims”) that the Releasors may have arising out of Executive’s employment relationship with and service as an employee, officer or director of the Company and its subsidiaries and affiliates, and the termination of any such relationship or service, in each case up to and including Executive’s date of termination. Executive acknowledges that the foregoing sentence includes Claims arising under Federal, state or local laws, statutes, orders or regulations that relate to the employment relationship or prohibiting employment discrimination, including Claims under Title VII of the Civil Rights Act of 1964; The Civil Rights Act of 1991; Sections 1981 through 1988 of Title 42 of the United States Code; the Employee Retirement Income Security Act of 1974; the Immigration Reform and Control Act; the SarbanesOxley Act of 2002; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act; the Equal Pay Act; the Fair Credit Reporting Act; Occupational Safety and Health Act; state equivalents of the foregoing statutes, including without limitation the Michigan Elliott Larsen Civil Rights Act, the Michigan Persons with Disabilities Civil Rights Act, and the Michigan Whistleblowers’ Protection Act; and any other federal, state or local civil, human rights, bias, whistleblower, discrimination, retaliation, compensation, employment, labor or other local, state or federal law, regulation or ordinance. Notwithstanding anything contained herein to the contrary, this Release specifically excludes and shall not affect: (i) the obligations of the Company or its affiliates set forth in the Employment Agreement and to be performed after the date hereof, including without limitation under in Sections 5, 8 and 10 thereof, or under any other benefit plan, agreement, arrangement or policy of the Company or its affiliates that is applicable to Executive and that, in each case, by its terms, contains obligations that are to be performed after the date hereof by the Company or its affiliates; (ii) any indemnification or similar rights Executive has as a current or former officer, director, employee or agent of the Company or its affiliates, including, without limitation, any and all rights thereto under applicable law, the bylaws or other governance documents or such entities, or any rights with respect to coverage under any directors’ and officers’ insurance policies and/or indemnification agreements; (iii) any Claim the Releasors may have as the holder or beneficial owners of securities of the Company or its affiliates or other rights relating to securities or equity awards in respect of the common stock of the Company or its affiliates; (iv) rights to accrued but unpaid salary, paid time off, vacation or other compensation due through the date of termination of employment; (v) any unreimbursed business expenses; (vi) benefits or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; and (vii) any Claims that may arise in the future from events or actions occurring after Executive’s date of termination of employment or that Executive may not by law release through an agreement such as this.
(b)    Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to Executive under the Employment Agreement, the Releasors hereby unconditionally release and forever discharge the Releasees from any and all Claims that the Releasors may have as of the date Executive signs this Release arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”). By signing this Release, Executive hereby acknowledges and confirms the following: (i) Executive was advised by the Company in connection with Executive’s termination of employment to consult with an attorney of Executive’s choice prior to signing this Release and to have such attorney explain to Executive the terms of this Release, including, without limitation, the terms relating to Executive’s release of claims arising under ADEA, and Executive has in fact consulted with an attorney; (ii) Executive was given a period of not fewer than twenty-one (21) calendar days to consider the terms of this Release and to consult with an attorney of Executive’s choosing with respect thereto; and (iii) Executive knowingly and voluntarily accepts the terms of this Release. Executive also understands that Executive has seven (7) calendar days following the date on which Executive signs this Release within which to revoke the release contained in this Section 1(b), by providing the Company a written notice of Executive’s revocation of the release and waiver contained in this Section 1(b).
(c)    No Assignment. Executive represents and warrants that Executive has not assigned any of the Claims being released under this Release.
2.    Proceedings. Executive has not filed, and agrees not to initiate or cause to be initiated on Executive’s behalf, any complaint, charge, claim or proceeding against the Releasees with respect to any Claims released under Section 1(a) or (b) before any local, state or federal agency, court or other body (each, individually, a “Proceeding”), and agrees not to participate voluntarily in any Proceeding involving such Claims; provided, however, and subject to the immediately following sentence, nothing set forth here in intended to or shall interfere with Executive’s right to participate in a Proceeding with any appropriate federal, state, or local government agency enforcing discrimination laws, nor shall this Release prohibit Executive from cooperating with any such agency in its investigation. Executive waives any right Executive may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding involving such Claims. Notwithstanding the foregoing, the term Proceeding shall not include any complaint, charge, claim or proceeding with respect to the obligations of the Company to Executive under the Employment Agreement or in respect of any other matter described in the proviso to Section 1(a), and Executive retains all of Executive’s rights in connection with the same.

3.    Severability Clause. In the event any provision or part of this Release is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Release, will be inoperative.
4.    No Admission. Nothing contained in this Release will be deemed or construed as an admission of wrongdoing or liability on the part of the Releasees.
5.    Governing Law and Venue. All matters affecting this Release, including the validity thereof, are to be governed by, and interpreted and construed in accordance with, the laws of the State of Michigan applicable to contracts executed in and to be performed in that State.
6.    Counterparts. This Release may be executed in counterparts and each counterpart will be deemed an original.
7.    Notices. All notices, requests, demands or other communications under this Release shall be in writing and shall be deemed to have been duly given when delivered in person or deposited in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, to the party to whom such notice is being given as follows:
As to Executive:
Executive’s last address on the books and records of the Company
As to the Company:
Perrigo Management Company
515 Eastern Avenue
Allegan, Michigan 49010
Attention: General Counsel
Senior Vice President of Global Human Resources
With a copy to Parent:
Perrigo Company plc
Treasury Building
Lower Grand Canal Street
Dublin 2 Ireland
Attention: General Counsel
Any party may change his, her or its address or the name of the person to whose attention the notice or other communication shall be directed from time to time by serving notice thereof upon the other party as provided herein.
[Signature page follows]

EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS READ THIS RELEASE AND THAT EXECUTIVE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT EXECUTIVE HEREBY EXECUTES THE SAME AND MAKES THIS RELEASE AND THE RELEASE PROVIDED FOR HEREIN VOLUNTARILY AND OF EXECUTIVE’S OWN FREE WILL.
IN WITNESS WHEREOF, Executive has executed this Release on the date set forth below.

/s/ Uwe Roehrhoff
Uwe Roehrhoff

Dated as of:	10/9/2018